Exhibit 3.1.26

SCHEDULE 'A'

Liberty Property Limited Partnership
Partnership Interests
As of December 31, 2011

	Number of
	Partnership
Limited Partners	Interests	%

Balitsaris, Peter	58,542	0.0488%
Carr, Claiborn	115,000	0.0959%
Denny, Joseph	260,250	0.217%
Felix, Jill	195,043	0.1626%
Fenza, Robert	195,043	0.1626%
Fitzgerald, Ward	14,491	0.0121%
Larry Gildea Estate	—	—%
Goldschmidt, Robert	22,895	0.0191%
Hagan, Michael	14,491	0.0121%
Hammers, David	244,426	0.2038%
Kiel, Bob	14,491	0.0121%
Kline, Earl	19,128	0.016%
Lutz, Jim	37,312	0.0311%
Mazzarelli, James	14,491	0.0121%
Messaros, Sharron	7,245	0.006%
Morrissey, Mary Beth	14,491	0.0121%
Price, Leslie	60,000	0.05%
Reichert, Joseph	27,242	0.0227%
Marital Trust for Susannah Rouse	460,418	0.3839%
Trust for Congdon Children	85,347	0.0712%
Trust for Hammers Children	95,348	0.0795%
Trust for Mary Rouse	13,621	0.0114%
Trust for Anne Rouse	13,621	0.0114%
Trust for Rouse Younger Children	81,726	0.0681%
Trust for Laurie Hammers	5,506	0.0046%
Weitzmann, Mike	42,312	0.0353%
Liberty Special Purpose Trust	10,574	0.0088%
Thomas, Rebecca	8,076	0.0067%
Trust for J. Ryan Lingerfelt	15,625	0.013%
Trust for Justin M. Lingerfelt	15,625	0.013%
Trust for Daniel K. Lingerfelt	15,625	0.013%
Trust for Catherine E. Lingerfelt	15,625	0.013%
Lingerfelt, Alan T.	268,750	0.2241%
L. Harold Lingerfelt Revocable Trust	—	—%
L. Harold Lingerfelt Administrative Trust	164,375	0.1371%
David L. Lingerfelt Revocable Trust	30,674	0.0256%
Morris U. Ferguson Family Trust	6,000	0.00005

Lingerfelt, Carl C.	10,900	0.0091%
Wright, Murray H.	7,500	0.0063%
Robert M. Latimer and Erle Marie Latimer Revocable Trust	12,500	0.0104%
Norman G. Samet Revocable Trust	14,013	0.0117%
Mann, Bernard	14,012	0.0117%
Rouse & Associates Maryland Partnership	20,000	0.0167%
Helwig, A. Carl	169,737	0.1415%
Sunday, James J.	79,348	0.0662%
Walters, Charles J.	100,723	0.084%
Stanford Baratz Revocable Trust	9,044	0.0075%
F. Greek Logan Properties, LLC	33,682	0.0281%
Virginia Acquisition I, LLC	228,144	0.1902%
David Mandelbaum	228,144	0.1902%
Nathan Mandelbaum	228,144	0.1902%

Preferred Limited Partners

Belcrest Realty Corporation - Series B	250,000	N/A
Belwater Realty Corp. - Series B	1,260,000	N/A
Belbrook Realty Corporation - Series B	740,000	N/A
Clearfork Realty Corporation - Series B	750,000	N/A
Belvedere Equity Real Estate Corporation. - Series B	800,000	N/A
BSSF RP Holdings LLC - Series E	400,000	N/A
GSEP 2005 Realty Corp. - Series F	1,000,000	N/A
GSEP 2006 Realty Corp. - Series G	540,000	N/A
Belport Realty Corporation - Series H	400,000	N/A
Belrose Realty Corporation - Series H	1,000,000	N/A
Belshire Realty Corporation - Series H	500,000	N/A
Belterra Realty Corporation - Series H	600,000	N/A
Clearfork Realty Corporation (3/11/2010) - Series H	150,000	N/A
Beldore Realty Corporation - Series H	1,350,000	N/A
James Baker - Series I-2	43	N/A
Del Heil - Series I-2	1,972	N/A
Luke V. McCarthy - Series I-2	1,972	N/A
Forbes W. Burdette - Series I-2	493	N/A
Goodman Family Trust Dated 10/29/03 - Series I-2	493	N/A
Roger J. Roelle - Series I-2	375	N/A
Debbie Christensen - Series I-2	296	N/A
Kris Nielsen - Series I-2	257	N/A
John R. Provine - Series I-2	1,972	N/A
Hubbell Realty Corporation - Series I-2	4,057	N/A
Jack W. Shoemaker - Series I-2	1,547	N/A
Ronald E. Soderling, TTEE - Series I-2	288,006	N/A

General Partner

Liberty Property Trust	GP	96.8152%

Total Ownership		100%

General Partner - The partnership units for Liberty Property Trust have not been reflected because there is no conversion of units to shares by the general partner.